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                                                                     Exhibit 3.6

                                    BYLAWS
                                      OF
                       BERTUCCI'S OF OWINGS MILLS, INC.

              [Now known as Bertucci's of Baltimore County, Inc.]

                                   ARTICLE I
                                 STOCKHOLDERS

          Section 1. The annual meeting of the Stockholders of the Corporation shall be held on the first day of February of every year at 4 o'clock P.M. Ten days written or printed notice stating the place, day and hour of each annual meeting shall be given in the manner provided in Section I of Article X hereof. The business to be transacted at the annual meetings shall include the election of directors, consideration and action upon the reports of officers and directors and any other business within the power of the Corporation. All annual meetings shall be general meetings.

          Section 2. At any time in the interval between annual meetings, special meetings of stockholders may be called by the President, or by a majority of the Board of Directors, upon ten days written or printed notice, stating the place, day and hour, of such meeting and the business proposed to be transacted thereat. Such notice shall be given in the manner provided in Section I of Article X. No business shall be transacted at any special meeting except that named in the notice.

          Section 3. Upon the request in writing, delivered to the President, Secretary, or any Director, by the holders of a majority of all shares outstanding and entitled to vote, it shall be the duty of such President, Secretary or director to call forthwith a special meeting of the stockholders. If the person to whom such request in writing shall have been delivered shall fail to issue a call for such meeting within ten days after the receipt of such request, then the stockholders owning a majority of the voting shares, may do so upon giving fifteen days' notice of the time, place and object of the meeting either in the manner provided in Section I of Article X or by advertisement inserted in a newspaper published in the city in which the principal office of the Corporation is situated.

          Section 4. At any special meeting of the stockholders called in the manner provided for by this Article, any Director or Directors may, by a vote of a majority of all shares of stock outstanding and entitled to vote, be removed from office, and another or others appointed in his or their places to serve for the remainder of his or their terms.

          Section 5. At all meetings of stockholders, any stockholder shall be entitled to vote by proxy. Such proxy shall be in writing and dated but need not be sealed, witnessed or acknowledged. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

          Section 6. At any meeting of stockholders, the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at such meeting shall constitute a quorum; but this section shall not affect any requirement under any statute or the charter for the vote necessary for the adoption of any measure. If, however, such quorum shall not be present at any meeting of the stockholders, the stockholders entitled to vote at such meeting, present in person or by proxy, shall have power to adjourn the meeting
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from time to time to a date not more than 120 days after the original record date without notice other than announcement at the meeting until such quorum shall be present. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

          Section 7. At all meetings of stockholders, the proxies shall be filed with and be verified by the Secretary of the Corporation, or if the meeting shall so decide, by the Secretary of the meeting.

          Section 8. All meetings of the stockholders may be held outside the State of Maryland; provided, however, that unless the stockholders entitled to cast a majority in number of votes at any meeting either (a) consent in writing executed and filed with the records of the meeting either before or after the holding thereof to the holding of such meeting outside the State or (b) appear by their addresses as shown on the books of the Corporation to be nonresidents of Maryland, meetings of stockholders shall be held within the State of Maryland. Such meetings may be held at the principal office of the Corporation, or at such other lawful place designated in the notice of the meeting.

          Section 9. ORDER OF BUSINESS. At all meetings of stockholders, any stockholder present and entitled to vote in person or by proxy shall be entitled to require, by written request to the Chairman of the meeting, that the order of business shall be as follows:

          (1) Organization.

          (2) Proof of notice of meeting or of waivers thereof. (The certificate of the Secretary of the Corporation, or the affidavit of any other person who mailed the notice or caused the same to be mailed, being proof of service of notice by mail.)

          (3) Submission by Secretary or by Inspectors, if any shall have been elected or appointed, of list of stockholders entitled to vote, present in person or by proxy.

          (4) If an annual meeting, or a meeting called for that purpose, reading of unapproved minutes of preceding meetings, and action thereon.

          (5) Reports.

          (6) If an annual meeting, or a meeting called for that purpose, the election of Directors.

          (7) Unfinished business.

          (8) New Business.

          (9) Adjournment.

          Section 10. Any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting if a consent in writing, setting forth such action, is signed by each stockholder entitled to vote on the matter and any other stockholder entitled to notice of a meeting of stockholders (but not to vote thereat) has waived in writing any right to dissent from such action, and such consent and waiver are filed with the minutes of proceedings of the stockholders.

                                   ARTICLE II
                                    DIRECTORS
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          Section 1. The Board of Directors shall have the control and management of the affairs, business and properties of the Corporation. They shall have and exercise in the name of the Corporation and on behalf of the Corporation, all the rights and privileges legally exercisable by the Corporation, except as otherwise provided by law, by the charter or by these Bylaws. A Director need not be a stockholder.

          Section 2. The number of Directors of the Corporation shall be the number in the charter; provided, however, that by vote of a majority of the whole Board of Directors such number may be increased, or from time to time decreased to a number not less than the lesser of three (3) or the number of stockholders of the Corporation. The first directors of the Corporation shall hold their office until the first annual meeting of the Corporation, or until their successors are elected and qualify, and thereafter the directors shall hold office for the term of one year, or until their successors are elected and qualify.

          Section 3. If the office of a director becomes vacant, or if the number of directors is increased, such vacancy may be filled by the Board by a vote of a majority of directors then in office although such majority is less than a quorum. The stockholders may, however, at any time during the term of such director, elect some other person to fill said vacancy and thereupon the election by the Board shall be superseded and such election by the stockholders shall be deemed a filling of the vacancy and not a removal and may be made at any meeting called for that purpose.

          If the entire Board of Directors shall become vacant, any stockholder may call a special meeting in the same manner that the President may call such a meeting, said special meeting, in the manner provided for their election at annual meetings.

          Any vacancies on the Board of Directors caused by resignation, death or otherwise may be filled by the stockholders at any regular or special meeting or may be filled for the balance of the term by a person elected by the majority of the remaining directors. The person so chosen as Director shall hold office until the next annual meeting of stockholders and until his successor is duly elected and qualifies.

          Section 4. The Board shall meet for the election of officers and any other business as soon as practicable after the adjournment of the annual meeting of the stockholders.

          Section 5. Special meetings of the Board may be called by the President or by a majority of the directors. At least twenty-four hours' notice shall be given of all special meetings; with the consent of the majority of the directors, a shorter notice may be given.

          Section 6. A majority of the Board of Directors shall constitute a quorum for the transaction of business, but such number may be decreased and/or increased at any time or from time to time by vote of a majority of the entire Board to any number not less than two directors or not less than one-third of the directors, whichever is greater.

          Section 7. Regular or special meetings of the Board may be held within or without the State of Maryland, as the Board may from time to time determine. The time and place of meeting may be fixed by the party making the call.

          Section 8. The Board of Directors may adopt such rules and regulations for the conduct of their meetings and the management of the affairs of the Corporation, as they may deem proper and not inconsistent with the laws of the State of Maryland or these Bylaws or the certificate of incorporation.
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          Section 9. A quorum for the transaction of business at every meeting of the Board of Directors shall consist of a majority of the Board of Directors, and the vote of a majority of those present at a meeting at which a quorum is present shall be required to pass any measure or resolution unless a greater number is required by the statute or by the Charter or by these Bylaws. If less than a quorum of Directors is present at said meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice. The Directors present at a meeting which has been duly called and convened may continue to transact business until adjournment, notwithstanding the withdrawal of enough Directors to leave less than a quorum.

          Section 10. Members of the Board of Directors may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

          Section 11. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if a unanimous written consent which sets forth the action is signed by each Director and such consent is filed with the minutes of proceedings of the Board of Directors.

          Section 12. The directors, as such, may receive a stated salary for their services, and/or fixed sum and expenses of attendance may be allowed for attendance at each regular meeting or special meeting of the Board of Directors; such stated salary and/or attendance fee shall be determined by resolution of the Board unless the stockholders have adopted a resolution relating thereto, provided that nothing herein contained shall be construed to preclude a director from serving in any other capacity and receiving compensation therefor.

                                  ARTICLE III
                                  COMMITTEES

          Section 1. The Board of Directors may appoint from among its members an Executive Committee and other committees, composed of two or more Directors, to serve at the pleasure of the Board of Directors.

          Section 2. The Board of Directors may delegate to committees appointed under Section 1 of this Article any of the powers of the Board of Directors except as prohibited by law.

          Section 3. In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint a Director to act in the place of such absent member.

          Section 4. Members of a committee of the Board of Directors may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

          Section 5. Any action required or permitted to be taken at any meeting of a committee of the Board of Directors may be taken without a meeting, if an unanimous consent which sets forth the action is signed by each member of the committee and such consent is filed with the minutes of the proceedings of such committee.

          Section 6. The minutes of any meeting of a committee shall be distributed to each member of the Board of Directors.
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                                  ARTICLE IV
                                   OFFICERS

          Section 1. The officers of the Corporation shall consist of a President, Secretary and Treasurer and also may consist of one or more Vice-Presidents, one or more Assistant Treasurers, one or more Assistant Secretaries and such other officers as the Board may determine from time to time. The officers of the Corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as may be convenient. Each officer shall hold office until his successor is duly elected and qualifies or until his death, resignation or removal in the manner hereinafter provided. Any two or more offices except President and Vice-President may be held by the same person. In its discretion, the Board of Directors may leave vacant any office except that of President, Treasurer and Secretary. Election or appointment of an officer or agent shall not in itself create contract rights between the Corporation and such officer or agent.

          Section 2. Any officer or agent of the Corporation may be removed by the Board of Directors if in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

          Section 3. A vacancy in any office may be filled by the Board of Directors.

          Section 4. PRESIDENT. The President shall in general supervise and control all of the business and affairs of the Corporation. Unless the President is not a member of the Board of Directors, he shall preside at all meetings of the Board of Directors and of the stockholders at which he shall be present. The President shall be an ex officio member of all committees that may, from time to time, be constituted by the Board of Directors. He may execute any deed, mortgage, bond, contract or other instrument which the Board of Directors has authorized to be executed except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

          Section 5. VICE PRESIDENTS. In the absence of the President or in the event of a vacancy in such office, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their election or, in the absence of any designation, then in the order of their election) shall perform the duties of the President and when so acting shall have all the powers of and be subject to all the restrictions upon the President; and shall perform such other duties as from time to time may be assigned to him by the President or by the Board of Directors. The Board of Directors may designate one or more Vice Presidents as executive, senior or Assistant Vice President or as Vice President for particular areas of responsibility.

          Section 6. SECRETARY. The Secretary shall (a) keep the minutes of the proceedings of the stockholders, the Board of Directors and committees of the Board in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation, if the Corporation shall have a seal; (d) keep a register of the post office address of each stockholder which shall be furnished to the Secretary by such stockholder; (e) have general charge of the stock transfer
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books of the Corporation; and (f) in general perform such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

          Section 7. TREASURER. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositaries as may be designated by the Board of Directors.

          He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and Board of Directors, at the regular meetings of the Board or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

          If required by the Board of Directors, he shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

          Section 8. ASSISTANT SECRETARIES AND ASSISTANT Treasurers. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or Treasurer, respectively, or by the President or the Board of Directors. The Assistant Treasurers shall, if required by the Board of Directors, give bonds for the faithful performance of their duties in such sums and with such sureties as shall be satisfactory to the Board of Directors.

          Section 9. COMPENSATION. The compensation of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such compensation by reason of the fact that he is also a Director of the Corporation.

                                   ARTICLE V
                                  RESIGNATION

          Any director or officer may resign his office at any time; such resignation shall be made in writing and shall take effect from the time of its receipt by the Corporation, unless some time be fixed in the resignation, and then from that date. The acceptance of a resignation shall not be required to make it effective.

                                  ARTICLE VI
                            COMMERCIAL PAPER, ETC.

          Section 1. All bills, notes, checks, drafts and commercial paper of all kinds to be executed by the Corporation as maker, acceptor, endorser or otherwise, and all assignments and transfers of stock, contracts, or written obligations of the Corporation, and all negotiable instruments shall be made in the name of the Corporation and shall be signed by such person or persons as the Board of Directors may from time to time designate.

                                  ARTICLE VII
                                  FISCAL YEAR

          The fiscal year of the Corporation shall cover such period of twelve
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months as the Board of Directors may determine.

                                 ARTICLE VIII
                                     SEAL

          The seal of the Corporation shall be a disc inscribed with the name of the Corporation, the year, and the State in which it is incorporated.

                                  ARTICLE IX
                    ISSUE, TRANSFER AND REDEMPTION OF STOCK

          Section 1. All certificates of stock shall be signed by the President or any Vice-President, and by the Treasurer or Assistant Treasurer or Secretary or Assistant Secretary, and sealed with the seal of the Corporation.

          Section 2. No transfers of stock shall be recognized or binding upon the Corporation until recorded on the books of the Corporation upon surrender and cancellation of certificates for a like number of shares.

          Section 3. The Board of Directors shall have power and authority to determine the form of stock certificates (except insofar as prescribed by law), and to make all such rules and regulations, as they may deem expedient concerning the issue, transfer and registration of said certificates, and to appoint one or more transfer agents and/or registrars to countersign and register the same.

          Section 4. The Board of Directors may fix the time not exceeding twenty days preceding the date of any meeting of stockholders, any dividend payment date or any date for the allotment of rights, during which the books of the Corporation shall be closed against transfers of stock, or the Board of Directors may fix a date not exceeding thirty days preceding the date of any meeting of stockholders, any dividend payment date or any date for the allotment of rights as a record date for the determination of the stockholders entitled to notice of and to vote such meeting, or entitled to receive such dividends or rights, as the case may be, and only stockholders of record on such date shall be entitled to notice of and to vote at such meeting or to receive such dividends or rights, as the case may be.

          Section 5. In case any certificate of stock is lost, mutilated, or destroyed, the Board of Directors may issue a new certificate in place thereof, upon indemnity to the Corporation against loss and upon such other terms and conditions as the Board of Directors may deem advisable.

                                   ARTICLE X
                                    NOTICE

          SECTION 1. Whenever by law or these Bylaws, notice is required to be given to any stockholder, such notice may be given to each stockholder by leaving the same with him or at his residence or usual place of business, or by mailing it, postage prepaid, and addressed to him at his address as it appears on the books of the Corporation; such leaving or mailing of notice shall be deemed the time of giving such notice.

          SECTION 2. Whenever by law or these By-laws notice is required to be given to any Director or Officer, such notice may be given in any one of the following ways: by personal notice to such Director or Officer, by telephone communication with such Director or Officer personally, by wire, addressed to such Director or Officer at his then address or at his address as it appears on the books of the Corporation, or by depositing the same in writing in the post-office or in a letter box in a postpaid, sealed wrapper addressed to such Director or Officer at his then address or at his address as it appears on the
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books of the Corporation; and the time when such notice shall be mailed or consigned to a telegraph company for delivery shall be deemed to be the time of the giving of such notice.

          SECTION 3. Notice to any stockholder or Director of the time, place and/or purpose of any meeting of stockholders or Directors required by these By-laws may be dispensed with if such stockholder shall either attend in person or by proxy, or if such Director shall attend in person, or if such absent stockholder or Director, shall, in writing filed with the records of the meeting either before or after the holding thereof, waive such notice.

                                  ARTICLE XI
                     VOTING OF STOCK IN OTHER CORPORATIONS

          Any stock in other corporations, which may from time to time be held by the Corporation, may be represented and voted at any meeting of stockholders of such other corporations by its President or a Vice-President or by proxy or proxies appointed by its President or a Vice-President; or otherwise pursuant to authorization thereunto given by resolution of the Board of Directors adopted by a vote of a majority of the Directors.

                                  ARTICLE XII
                                INDEMNIFICATION

          Section 1. The Corporation shall, with approval of the Board of Directors, indemnify (i) any individual who is a present or former Director or officer of the Corporation or (ii) any individual who serves or has served in another Corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a Director or officer, or as a partner or trustee of such partnership or employee benefit plan, at the request of the Corporation and who by reason of service in that capacity was, is or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to the full extent permitted under the Maryland General Corporation Law. The Corporation may, with the approval of its Board of Directors, provide such indemnification for a person who formerly served a predecessor of the Corporation in any of the capacities described in (i) or (ii) above and for any employee or agent of the Corporation or a predecessor of the Corporation.

          Section 2. Reasonable expenses incurred by a Director or officer who is or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, may be paid or reimbursed by the Corporation, upon the approval of the Board of Directors, in advance of the final disposition of the proceeding upon receipt by the Corporation of (i) a written affirmation by the party seeking indemnification that he has a good faith belief that the standard of conduct necessary for indemnification by the Corporation as authorized herein has been met and (ii) a written undertaking by or on behalf of the party seeking indemnification to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

                                 ARTICLE XIII
                                  AMENDMENTS

          These Bylaws may be added to, amended, repealed or suspended by a majority vote of all the stock then outstanding and entitled to vote at any regular meeting of the Company or any special meeting called for that purpose or the Board of Directors, by the majority vote of the entire Board, may make, alter, and repeal additional and supplementary Bylaws not inconsistent with any of the Bylaws adopted by the stockholders; but any such additional or supplementary Bylaws may be altered or repealed by the stockholders.
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         APPROVED AND ADOPTED ON:
         DATE:

                                     .........................................
                                     Secretary